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                                 AMENDMENT NO. 1
                                     TO THE

                        1997 SPECTRA-PHYSICS LASERS, INC.
                                STOCK OPTION PLAN

     Pursuant to the power reserved to it in Section 9 of the 1997 Spectra-Physics Lasers, Inc. Stock Option Plan (the "Plan"), Spectra-Physics Lasers, Inc. hereby amends the Plan, effective September 1, 2000 as follows:



     1. SECTION 2.6 IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

          "'Committee' means the committee designated by the Board to administer the Plan under Section 4. No later than the date of the first meeting of stockholders of the Company held to elect directors after December 31, 2000, the Committee shall have at least two members, each of whom shall be a non-employee director (as such term is defined in Rule 16b-3) and an Outside Director. Notwithstanding the foregoing, the Board may designate one or more of its members to serve as a Secondary Committee and delegate to the Secondary Committee authority to grant Options to eligible individuals who are not subject to the requirements of Rule 16b-3 or
     Section 162(m) of the Code. The Secondary Committee shall have the same authority with respect to selecting the individuals to whom such Options are granted and establishing the terms and conditions of such Options as the Committee has under the terms of the Plan."

                                      * * *

     To record the adoption of this Amendment No. 1 to the Plan, Spectra-Physics Lasers, Inc. has authorized its officers to execute this Amendment this ___ day of ____________, 2000.


                                            SPECTRA-PHYSICS LASERS, INC.



Attest :                                     By:
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